UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2009

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bayside Technology Center 46531 Fremont Blvd. Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2009, WaferGen Bio-systems, Inc. (the “Company”) executed a subscription agreement with certain accredited investors pursuant to which the Company is raising gross proceeds of $5,006,100.  The Company is selling an aggregate of 3,337,400 units at a price of $1.50 per unit, with each unit consisting of one share of the Company’s common stock and a warrant to purchase 25% of one share of the Company’s common stock at an exercise price of $2.50 per whole share.  The Company closed on subscriptions of $4,308,100 in the aggregate on December 23, 2009, with the remaining amount committed to fund this week.

The warrants have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of common stock, or securities convertible into shares of common stock, for a price of less than $2.50 per share.  The warrants are immediately exercisable.

In connection with the closing of the private placement, the Company entered into a registration rights agreement with the investors purchasing units in the offering.  The registration rights agreement requires that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the resale of the shares of common stock issued in the offering as well as the shares of common stock issuable upon exercise of the warrants issued in the offering (collectively, the “Registrable Securities”).  The registration rights agreement provides certain deadlines for the filing and effectiveness of the registration statement, including that the registration statement be declared effective by the SEC within 90 days after such registration statement has been filed with the SEC (or 120 days in the event that the registration statement is subject to a review by the SEC).  If the Company is unable to comply with these deadlines with respect to an amount of Registrable Securities equal to at least one-third of the Company’s outstanding shares held by non-affiliates of the Company (the “Initial Shares”), then the Company will be required to pay as partial liquidated damages to the investors a cash sum equal to 1% of any unregistered Initial Shares for every month in which such registration statement has not been filed or declared effective, as applicable, up to maximum liquidated damages of 5% of each investor’s aggregate investment amount.

The investors in the private placement offering include Alnoor Shivji, the Company’s Chairman, President and Chief Executive Officer, and certain of Mr. Shivji’s family trusts), who purchased 116,666 units in the offering, and Cojack Investment Opportunities, LLC, which is an affiliate of Dr. Raymond Dean Hautamaki, a member of the Company’s Board of Directors, and which purchased 20,000 units in the offering.

The Company retained a selling agent in connection with the private placement offering.  Pursuant to the terms of the selling agent agreement, the Company paid the selling agent a cash commission of approximately $323,108 and the Company has agreed to issue the selling agent warrants to purchase 116,809 shares of common stock.  The warrants to be issued to the selling agent will have substantially the same terms as the warrants issued to the investors in the private placement offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The issuances of securities as described in Item 1.01 are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: December 23, 2009	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer